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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported)
                                December 17, 2002
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                         Phillips-Van Heusen Corporation
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

          1-724                                         13-1166910
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 (Commission File Number)                   (IRS Employer Identification Number)

                  200 Madison Avenue, New York, New York 10016
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               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (212)-381-3500
                                                           --------------

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ITEM 5.  OTHER EVENTS

Pursuant to a Stock Purchase Agreement, dated December 17, 2002 ("CKI Purchase Agreement"), among Phillips-Van Heusen Corporation ("PVH"), a Delaware corporation, Calvin Klein, Inc. ("CKI"), a New York corporation, Calvin Klein (Europe), Inc. ("CK Europe I"), a Delaware corporation, Calvin Klein (Europe II) Corp. ("CK Europe II"), a Delaware corporation, Calvin Klein Europe S.r.l. ("CK Italy"), a limited liability company organized under the laws of Italy, CK Service Corp. ("Service Corp." and, together with CKI, CK Europe I, CK Europe II and CK Italy, the "CK Companies"), a Delaware corporation, Calvin Klein, Barry Schwartz and certain family members and affiliated trusts (collectively, the "Sellers"), PVH will purchase from the Sellers all of the issued and outstanding stock of the CK Companies for $400 million in cash as well as $30 million of PVH common stock (to be valued based on a 10-trading day period immediately prior to the closing). The transaction also includes, in consideration of certain other rights held by Mr. Klein, a nine-year warrant in favor of Mr. Klein to purchase 320,000 shares of PVH common stock at $28.00 per share, and contingent purchase price payments to Mr. Klein based on future sales of the Calvin Klein brand.

In order to obtain funds to pay a portion of the purchase price for the CK Companies, PVH entered into a Securities Purchase Agreement (the "Preferred Stock Purchase Agreement") with Lehman Brothers Inc. ("Lehman Brothers") and affiliates of Apax Managers, Inc. and Apax Partners Europe Managers Ltd. (collectively, the "Apax Entities") on December 16, 2002. Pursuant to the Preferred Stock Purchase Agreement, Lehman Brothers will act as a dealer and purchase from PVH and sell to the Apax Entities $250 million in newly issued convertible preferred stock of PVH. The conversion price for the convertible preferred stock is $14.00 per share of PVH common stock. The convertible preferred stock has a dividend rate of 8% per annum, payable in kind or cash at PVH's option. In addition, Apax Managers, Inc. has agreed to provide a loan to PVH in the amount of $125 million which matures in two years. The loan is secured and bears interest at a rate of 10% per annum for the first year and at 15% per annum for the second year.

The transactions are expected to close within 60 days, subject to normal regulatory approvals and customary closing conditions.

The Board of Directors of PVH has approved an amendment to the Rights Agreement, dated as of June 10, 1986, as amended, by and between PVH and The Bank of New York (successor to The Chase Manhattan Bank, N.A.), as rights agent. The amendment will make the provisions of the rights agreement inapplicable to the transactions contemplated by the Preferred Stock Purchase Agreement.

This description of the CKI Purchase Agreement and the Preferred Stock Purchase Agreement are qualified in their entirety by reference to the full text of such documents, copies of which are filed as exhibits to this Form 8-K filing.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits:

EXHIBIT  DESCRIPTION

10.1 Stock Purchase Agreement, dated December 17, 2002, among Phillips-Van Heusen Corporation, Calvin Klein, Inc., Calvin Klein (Europe), Inc., Calvin Klein (Europe II) Corp., Calvin Klein Europe S.r.l., CK Service Corp., Calvin Klein, Barry Schwartz, Trust for the Benefit of the Issue of Calvin Klein, Trust for the Benefit of the Issue of Barry Schwartz, Stephanie Schwartz-Ferdman and Jonathan Schwartz.

10.2 Securities Purchase Agreement, dated December 16, 2002, among Phillips-Van Heusen Corporation, Lehman Brothers Inc. and the Investors named therein.

99.1      Press Release, dated December 17, 2002.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Phillips-Van Heusen Corporation



                                       By: /s/ Mark D. Fischer
                                          --------------------------------------
                                          Mark D. Fischer, Vice President

Date:   December 20, 2002